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                                                             EXHIBIT 99.2


[FORM OF DISCREET PROXY]

                           DISCREET LOGIC INC.

                                  PROXY

         Solicited by Management for the Special General Meeting

               of Shareholders to be held on March 10, 1999

  The undersigned shareholder of DISCREET LOGIC INC. (the "Company") hereby acknowledges receipt of the Notice of Special General Meeting of Shareholders and Proxy Circular, each dated February 8, 1999, and hereby appoints Richard
J. Szalwinski and Francois Plamondon, and each of them, as proxyholders and attorneys-in-fact, with full power to each of substitution, of the undersigned to attend and act for and on behalf of the undersigned at the Special General Meeting of Shareholders of the Company to be held on March 10, 1999, and at any adjournment or postponement thereof, to the same extent and with the same power as if the undersigned were present in person and with authority to vote and act in the proxyholder's discretion, unless herein otherwise specified and to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the notice to the Meeting and with respect to other matters which may properly come before the Meeting, including any motion to adjourn the Meeting to a later date to permit futher solicitation of proxies, or any adjournments or postponements thereof.

The said proxyholders are specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

  VOTE FOR [_] VOTE AGAINST [_] VOTE ABSTAIN [_] a special resolution approving the amalgamation of 9066-9771 Quebec Inc., 9066-9854 Quebec Inc. and Discreet Logic Inc., the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation dated as of November 18, 1998, as amended (the "Acquisition Agreement") entered into by and among Autodesk, Inc., 9066-9771 Quebec Inc., 9066-9854 Quebec Inc., Autodesk Canada Inc., Autodesk Development B.V. and Discreet Logic Inc., the Second Amended and Restated Amalgamation Agreement dated as of January 18, 1999 entered into and by among 9066-9771 Quebec Inc., 9066-9854 Quebec Inc., Discreet Logic Inc. and Autodesk, Inc., as intervenant, and confirming special by-law 1998-1 relating to the amalgamation involving 9066-9771 Quebec, 9066-9854 Quebec Inc. and Discreet Logic Inc., the full text of which is set out in Appendix E-2 to the accompanying joint proxy statement/prospectus of Autodesk, Inc., Discreet Logic Inc., 9066-9771 Quebec Inc. and 9066-9854 Quebec Inc.

  VOTE FOR [_] VOTE AGAINST [_] VOTE ABSTAIN [_] a proposal to transact such other business as may properly come before the Meeting or at any adjournments or postponements thereof, including a proposal to adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve and adopt the Acquisition Agreement and/or approve the consummation of the transactions contemplated thereby.

  Date:            Signature:____________________________________________

  Name (Please print): __________________________________________________

Notes:

(1) This proxy must be executed by the shareholder or his/her attorney authorized in writing or, if the shareholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, or other representatives should so indicate when signing. If undated, this proxy is deemed to bear the date it was mailed to the shareholder.

(2) The parties agree that this proxy and the documents relating hereto be drawn up only in the English language. Les parties conviennent que sette procuration et les documents qui s'y rapportent soient rediges uniquement en langue anglaise.

(3) The shares represented by this proxy will, on a show of hand or any ballot that may be called for, be voted or withheld from voting in accordance with instructions given by the shareholder; in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matter.